Exhibit 99.1

Outdoor Holding Company Reports Fourth Quarter and Fiscal Year 2026 Financial Results

Atlanta, Ga., June 22, 2026 (GLOBE NEWSWIRE) — Outdoor Holding Company (Nasdaq: POWW, POWWP) (“OHC,” “we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting, and related products, today reported its financial results for its fourth fiscal quarter and year ended March 31, 2026.

Fourth Quarter Fiscal 2026 vs. Fourth Quarter Fiscal 2025

-	Revenue increased 10.1% to $13.9 million from $12.6 million
-	Gross profit rose to $12.2 million from $11.0 million
-	Gross profit margin increased slightly to 87.6% from 87.5%
-	Operating expenses decreased to $15.1 million from $38.0 million
-	Loss from continuing operations of $(2.7) million, compared to last year’s loss from continuing operations of $(27.0) million
-	Net loss attributable to common shareholders of $(1.5) million improved from $(78.3) million
-	Adjusted EBITDA (1) increased to $7.7 million compared to $2.9 million in the same period last year
-	Grew gross merchandise value (“GMV”) 11.8% year-over-year to approximately $229 million from approximately $205 million

Fiscal 2026 vs. Fiscal 2025

-	Net revenues increased 3.5% over the year to $51.1 million from $49.4 million
-	Gross profit rose to $44.6 million from $42.9 million
-	Gross profit margin on the year increased to 87.2% from 86.9%
-	Operating expenses decreased to $50.9 million from $102.6 million
-	Loss from continuing operations of $(4.9) million, compared to last year’s loss from continuing operations of $(65.2) million
-	Net loss attributable to common shareholders of $(6.6) million improved from $(133.9) million
-	Adjusted EBITDA(1) increased to $22.3 million compared to $15.3 million in the prior fiscal year

Operational Highlights

-	Positive cash flow from operations for the fiscal year
-	Overhauled and strengthened financial reporting infrastructure and successfully remediated all previously identified material weaknesses in internal controls over financial reporting
-	Began executing on the Company’s stock repurchase program, purchasing a little over 500,000 shares for over $1 million during the fourth quarter
-	Continued cost-reduction initiatives, reducing ordinary-course operating expenses by approximately $5.4 million, including reductions in headcount, legal spend and facilities costs, while maintaining investment in core platform initiatives
-	Completed the integration with MasterFFL to streamline the transfer of products subject to federal firearms license (“FFL”) regulations
-	Resolved significant legacy legal matters, including the $4.4 million payment to settle the Digital Cash Processing (“DCP”) matter, to avoid additional litigation and trial costs
-	Continued to invest in platform enhancements and AI initiatives, including hiring a Director of AI Strategy, deploying an AI-powered listing tool in March, and continuing to identify additional areas of investment to improve customer experience

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

“Our fiscal fourth quarter capped a year of remarkable improvement across the organization,” said Steve Urvan, Chairman and CEO of Outdoor Holding Company. “We sustained operating momentum, grew profitability, and continued to generate positive cash flow by reducing costs, resolving legacy matters, and investing in GunBroker.com platform features. We continue to deliver consistent profitability and balance-sheet strength. Adjusted EBITDA improved sequentially each quarter throughout the year. Our quarterly annualized EBITDA run-rate in both the third and fourth fiscal quarters exceeded the $25 million run-rate target I set last August, well ahead of schedule. Fiscal 2026 demonstrated the strength of our asset-light operating model, and we believe the actions taken and investments made over the past several quarters have positioned the Company for continued operating efficiency, improved profitability and long-term shareholder value creation in fiscal 2027 and beyond.”

The Company delivered improved financial and operational performance in the fourth quarter of fiscal 2026. Year over year, net revenues increased 10% to $13.9 million. Total operating expenses declined $22.9 million, underscoring the impact of resolved legal disputes and continued cost discipline while recurring, ordinary-course operating expenses declined approximately $5.4 million, driven primarily by reductions in headcount, legal spend, and facilities costs. The Company maintained a strong gross margin of 87.6% while continuing to make strategic investments in the platform. Adjusted EBITDA increased to $7.7 million compared to $2.9 million in the same period last year.

GunBroker.com delivered solid performance during the fourth fiscal quarter, reflecting continued engagement from both buyers and sellers and the benefits of recent platform investments.

●	Firearm unit sales increased over 8.7% year-over-year, outpacing the 1.6% increase in adjusted NICS checks and reflecting a 40 basis point increase in the Company’s share of adjusted NICS
●	Total GMV for the quarter increased 10.1% year-over-year to approximately $229 million
●	Take rate (net revenue as a percentage of GMV) remained relatively stable at a little over 6%
●	Average order value grew by 6.5%

During the quarter, the Company continued to introduce platform enhancements designed to improve marketplace efficiency and user experience. These updates included improved search relevance and filtering, expanded seller analytics and promotional capabilities, and refined buyer personalization algorithms. The Company also completed its integration with MasterFFL to streamline the transfer of products subject to FFL regulations, and deployed an AI-powered listing tool to generate standardized, marketplace-optimized product descriptions to increase conversion rates and maintain compliance. The Company continues to explore ways to reduce transaction friction and improve the experience for buyers and sellers alike.

Balance Sheet and Liquidity

The Company ended the quarter and fiscal year with $68.1 million in cash and cash equivalents, a substantial increase from $30.2 million at the end of fiscal 2025. Even after funding the $4.4 million DCP settlement, effecting $1 million of share repurchases, and incurring other legal expenses, the cash balance at the end of the quarter only declined $1.8 million. The strengthened balance sheet and liquidity position provide significant flexibility to support ongoing platform investments, pursue selective strategic opportunities, and return value to shareholders through the share repurchase program. With reduced leverage, lower fixed costs, and more consistent profitability, the Company is well-positioned to fund organic growth initiatives while maintaining a disciplined approach to capital allocation and shareholder value creation.

Strategy and Key Initiatives

The Company’s post-divestiture strategy is focused on driving sustainable growth through operational efficiency and continuous platform innovation. Key initiatives for fiscal 2027 include expanding premium seller offerings, enhancing pricing, promotional tools and data analytics, implementing universal payments, and improving buyer engagement. Management intends to harness the power of AI and leverage the capital allocation flexibility achieved by disciplined cost management to help deliver on these initiatives, in an effort to position the Company to capture incremental market share and deliver durable profitability over time.

Discontinued Operations

As previously disclosed, in April 2025, the Company completed the sale of all assets of its business of designing, manufacturing, marketing, distributing and selling ammunition and ammunition components, along with certain related assets and liabilities (the “Transaction”), which previously comprised the Company’s Ammunition segment. Following the Transaction, the Company continues to operate its online e-commerce marketplace business GunBroker.com.

For the purposes of this earnings release and the financial information provided herein, the results of the Ammunition segment are presented as discontinued operations in the consolidated statements of operations for all periods presented. Prior periods have been adjusted to conform to the current presentation. The assets and liabilities of the Ammunition segment have been reflected as assets and liabilities of discontinued operations in the consolidated balance sheets for all periods presented.

Conference Call

Management will host a conference call at 9:00 AM ET on June 22, 2026 to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a question-and-answer session.

The conference call will primarily be available through a live webcast at the following link: https://events.q4inc.com/attendee/339194298, which is also available through the Company’s website. The recording of the webcast will be posted on the Company’s website after the call is completed.

Those without internet access may dial in by calling (855) 761-5600 (domestic) or 1(646) 307-1097 (international). Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for the “Outdoor Holding Company Conference Call” or reference Conference ID #: 2981188.

About Outdoor Holding Company

Outdoor Holding Company is the publicly traded parent and operator of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products. Third-party sellers list items on the site and federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed by using licensed firearms dealers as transfer agents. Launched in 1999, the GunBroker.com website is an informative, secure and safe way to buy and sell firearms, ammunition, shooting accessories and outdoor gear online. GunBroker promotes responsible ownership of guns and firearms. For more information, visit: www.gunbroker.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained or incorporated by reference in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s ability to unlock post-divestiture efficiencies, the Company’s expected legal and other professional services expenses, the Company’s business strategy, plans, objectives, expectations and intentions, the Company’s anticipated future operating results and operating expenses, cash flow, capital resources, dividends and liquidity, the Company’s future expansion or growth plans and potential for future growth, including its plan to expand its e-commerce platform, the Company’s ability to attract new customers, the Company’s ongoing evaluation of strategic opportunities, and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on June 22, 2026, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as required by law, the Company expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

For investors:

Darrow Associates
Phone: (917) 886-9071

IR@outdoorholding.com

Source: Outdoor Holding Company

OUTDOOR HOLDING COMPANY

NON-GAAP FINANCIAL MEASURES (Unaudited)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present a non-GAAP financial measure in this press release, Adjusted EBITDA. We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under GAAP, the following information includes key operating metrics and non-GAAP financial measures that we use to evaluate our business. We believe that these measures are useful for period-to-period comparisons of the Company’s performance. We have included these non-GAAP financial measures in this press release because they are key measures management uses to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. The Adjusted EBITDA reconciliation presented below begins with loss from continuing operations, which the Company believes is the most directly comparable GAAP financial measure. This reconciliation is consistent with the presentation in the Company’s first and second quarter fiscal 2026 earnings releases. In the third quarter fiscal 2026 earnings release, the Company presented the reconciliation beginning with net loss before discontinued operations and included the preferred stock dividend as a reconciling item. The Company has reverted to the prior presentation for clarity and consistency, as the preferred stock dividend does not impact Adjusted EBITDA under any period’s calculation. The definition of Adjusted EBITDA has not changed.

Adjusted EBITDA

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2026	2025	2026	2025
Reconciliation of GAAP net loss from continuing operations to Adjusted EBITDA
Net loss from continuing operations	$(2,717,977)	$(26,961,518)	$(4,945,592)	$(65,221,463)
Provision for income taxes	49,537	317,891	49,537	6,286,305
Depreciation and amortization	3,677,479	3,457,661	14,396,813	13,589,698
Interest expense, net	245,865	(54,229)	1,769,656	82,173
Stock based compensation	249,806	811,070	1,507,266	4,474,516
Other income (expense), net	(531,992)	(243,503)	(2,364,142)	(860,293)
Acquisition and divestitures	—	1,194,763	108,748	1,493,069
Special Committee Investigation and restatement	(20,000)	3,090,806	1,517,158	8,639,147
SEC Investigation	1,247,379	1,629,455	74,782	9,923,892
Delaware Litigation legal and professional fees	—	1,609,575	1,641,915	4,480,193
Delaware Litigation settlement contingency	—	18,076,226	—	29,067,229
Corporate restructuring costs	903,884	—	2,995,460	—
Gain on extinguishment of debt	—	—	(801,894)	—
Other nonrecurring expenses¹	4,600,000	—	6,350,000	3,298,399
Adjusted EBITDA	$7,703,981	$2,928,197	$22,299,707	$15,252,865

[1]	For the three months ended March 31, 2026, other nonrecurring expenses consisted of $4.4 a million settlement to DCP and a $0.2 million settlement contingency with a separate vendor as part of the sale of our ammunition manufacturing business. For the year ended March 31, 2026, other nonrecurring expenses consisted of a $4.4 million settlement to DCP, a $1.75 million settlement with a vendor as part of our sale of the ammunition manufacturing business and a $0.2 million settlement contingency with a separate vendor as part of the sale of our ammunition manufacturing business. For the year ended March 31, 2025, other nonrecurring expenses consisted of a $3.2 million expense related to the previously disclosed settlement with Triton Value Partners, LLC.

Adjusted EBITDA is a non-GAAP financial measure that displays our net loss from continuing operations (the most directly comparable financial measure prepared in accordance with GAAP), adjusted to eliminate the effect of certain items described below. We defined Adjusted EBITDA as net income (loss) from continuing operations excluding (i) provision or benefit for income taxes, (ii) depreciation and amortization, (iii) interest expense, (iv) stock-based compensation expenses relating to stock awards and common stock purchase options, (v) interest and other income, (vi) expenses related to acquisition and divestitures, (vii) gain on extinguishment of debt, (viii) professional service and legal fees related to an investigation conducted by a special committee of the Board of Directors (the “Special Committee Investigation”), an investigation by the SEC (“the SEC Investigation”) and the now-settled lawsuit related to the GunBroker acquisition (the “Delaware Litigation”) and (ix) other nonrecurring expenses, such as contingencies associated with litigation or settlements and corporate restructuring costs related to headcount reductions, severance, and expense consolidation.

We believe that it is useful to exclude these expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Non-GAAP financial measures have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of our compensation strategy;
●	the assets being depreciated or amortized may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments;
●	non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs; and
●	other companies, including companies in our industry, may calculate their non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider the non-GAAP financial measures alongside other financial performance measures, including our net income (loss) from continuing operations and our other financial results presented in accordance with GAAP.

OUTDOOR HOLDING COMPANY

ADJUSTED EBITDA PER SHARE (Unaudited)

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reconciliation of GAAP loss from continuing operations to Adjusted EBITDA
Net loss from continuing operations	$(0.02)	$(0.23)	$(0.04)	$(0.55)
Provision for income taxes	0.00	0.00	0.00	0.05
Depreciation and amortization	0.03	0.03	0.12	0.12
Interest expense, net	0.00	(0.00)	0.02	0.00
Stock based compensation	0.00	0.01	0.01	0.04
Other income (expense), net	(0.00)	(0.00)	(0.02)	(0.01)
Acquisitions and divestitures	—	0.01	0.00	0.01
Special Committee Investigation and restatement	(0.00)	0.03	0.01	0.07
SEC Investigation	0.01	0.01	0.00	0.08
Delaware Litigation legal and professional fees	—	0.01	0.01	0.04
Delaware Litigation settlement contingency	—	0.16	—	0.25
Corporate restructuring costs	0.01	—	0.03	—
Gain on extinguishment of debt	—	—	(0.01)	—
Other nonrecurring expenses	0.04	—	0.05	0.03
Adjusted EBITDA	$0.07	$0.03	$0.19	$0.13

Diluted Loss Per Share — Continuing Operations

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2026	2025	2026	2025
Total diluted loss before discontinued operations, net of tax	$(0.03)	$(0.24)	$(0.06)	$(0.58)
Preferred stock dividend	(0.01)	(0.01)	(0.02)	(0.03)
Total diluted loss from continuing operations	$(0.02)	$(0.23)	$(0.04)	$(0.55)

Weighted Average Shares Outstanding

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2026	2025	2026	2025
Weighted average number of shares outstanding
Basic	117,229,844	116,511,247	117,095,850	117,642,232
Diluted	117,229,844	116,511,247	117,095,850	117,642,232

OUTDOOR HOLDING COMPANY

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	March 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$68,103,395	$30,227,796
Accounts receivable, net of allowance for credit losses of $2,362,847 in 2026 and $3,805,488 in 2025	10,361,158	10,189,011
Prepaid expenses and other current assets	3,523,921	1,233,611
Current assets held for sale	—	30,497,720
Total Current Assets	81,988,474	72,148,138

Property and equipment, net	6,927,868	6,477,684

Other Assets:
Other noncurrent assets	465,247	83,278
Other intangible assets, net	86,890,053	98,891,767
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	342,034	1,466,026
Noncurrent assets held for sale	—	27,392,642
TOTAL ASSETS	$267,483,770	$297,329,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,743,606	$18,079,577
Accrued liabilities	4,241,349	37,413,636
Current portion of operating lease liability	515,579	519,522
Note payable - related parties, current maturities	220,000	—
Current liabilities held for sale	—	6,080,182
Total Current Liabilities	20,720,534	62,092,917

Long-term Liabilities:
Notes payable - related parties, net of $1,963,771 of debt discounts as of March 31, 2026	9,816,229	—
Income tax payable	—	1,609,520
Operating lease liability, net of current portion	616,904	1,035,813
Other noncurrent liabilities	1,375,000	—
Noncurrent liabilities held for sale	—	10,564,816
Total Liabilities	32,528,667	75,303,066

Contingencies (Note 14)

Shareholders’ Equity:
Series A cumulative perpetual preferred stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of March 31, 2026 and 2025	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 119,346,452 and 118,744,093 shares issued and 116,902,624 and 116,814,190 outstanding as of March 31, 2026 and 2025, respectively	116,905	116,816
Additional paid-in capital	454,877,083	434,335,782
Accumulated deficit	(210,453,668)	(203,862,034)
Treasury stock, at cost	(9,586,617)	(8,565,401)
Total Shareholders’ Equity	234,955,103	222,026,563
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$267,483,770	$297,329,629

OUTDOOR HOLDING COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2026	2025	2026	2025
Net revenues	$13,889,393	$12,614,668	$51,125,398	$49,401,547
Cost of revenues	1,728,199	1,582,159	6,524,437	6,468,031
Gross Profit	12,161,194	11,032,509	44,600,961	42,933,516

Operating Expenses
Selling and marketing	401,559	370,557	550,333	610,926
Corporate general and administrative	9,305,905	29,700,218	22,674,572	70,594,542
Employee salaries and related expenses	1,730,818	4,445,432	13,271,678	17,851,628
Depreciation and amortization expense	3,677,479	3,457,661	14,396,813	13,589,698
Total operating expenses	15,115,761	37,973,868	50,893,396	102,646,794
Loss from operations	(2,954,567)	(26,941,359)	(6,292,435)	(59,713,278)

Other Income (Expense)
Interest and other income	531,992	243,503	2,364,142	860,293
Gain on extinguishment of debt	—	—	801,894	—
Interest expense	(245,865)	54,229	(1,769,656)	(82,173)
Total other income, net	286,127	297,732	1,396,380	778,120

Loss before income taxes from continuing operations	(2,668,440)	(26,643,627)	(4,896,055)	(58,935,158)

Provision for income taxes	49,537	317,891	49,537	6,286,305

Loss from continuing operations	(2,717,977)	(26,961,518)	(4,945,592)	(65,221,463)

Preferred stock dividend	(765,625)	(765,625)	(3,053,993)	(3,105,036)

Net loss before discontinued operations, net of tax	(3,483,602)	(27,727,143)	(7,999,585)	(68,326,499)

Income (loss) from discontinued operations, net of tax	2,003,585	(50,555,212)	1,407,951	(65,612,137)

Net loss attributable to common stock shareholders	$(1,480,017)	$(78,282,355)	$(6,591,634)	$(133,938,636)

Basic income (loss) per share of common stock:
Continuing operations	$(0.03)	$(0.24)	$(0.06)	$(0.58)
Discontinued operations	0.02	(0.43)	0.01	(0.56)
Total basic loss per share of common stock	$(0.01)	$(0.67)	$(0.05)	$(1.14)

Diluted income (loss) per share of common stock:
Continuing operations	$(0.03)	$(0.24)	$(0.06)	$(0.58)
Discontinued operations	0.02	(0.43)	0.01	(0.56)
Total diluted loss per share of common stock	$(0.01)	$(0.67)	$(0.05)	$(1.14)

Weighted average number of shares outstanding:
Basic	117,229,844	116,511,247	117,095,850	117,642,232
Diluted	117,229,844	116,511,247	117,095,850	117,642,232